Exhibit 5.1

January 10, 2020

HighPeak Energy, Inc. 421 W. 3rd Street, Suite 1000 Fort Worth, Texas 76102

Re: HighPeak Energy, Inc. Registration Statement on Form S-4.

Ladies and Gentlemen:

We have acted as special counsel to HighPeak Energy, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-4 (Registration No. 333-235313), initially filed with the United States Securities and Exchange Commission (the “SEC”) on December 2, 2019, and subsequently amended by Amendment No. 1 thereto filed with the SEC on January 10, 2020, relating to (i) a Business Combination Agreement (as may be amended from time to time, the “HPK Business Combination Agreement”), dated November 27, 2019, by and among (a) Pure Acquisition Corp., a Delaware corporation (“Pure”), (b) the Company, (c) Pure Acquisition Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of HighPeak Energy, (d) HighPeak Energy, LP, a Delaware limited partnership, (e) HighPeak Energy II, LP, a Delaware limited partnership, (f) HighPeak Energy III, LP, a Delaware limited partnership, (g) HPK Energy, LLC, a Delaware limited liability company and the general partner of HPK Energy, LP, a Delaware limited partnership, and an affiliate of HighPeak Pure Acquisition, LLC, a Delaware limited liability company, and (h) solely for the limited purposes specified therein, HighPeak Energy Management, LLC, a Delaware limited liability company; and (ii) a Contribution Agreement (as may be amended from time to time, the “Grenadier Contribution Agreement” and together with the HPK Business Combination Agreement, the “Business Combination Agreements”), dated November 27, 2019, by and among Grenadier Energy Partners II, LLC, a Delaware limited liability company, HighPeak Energy Assets II, LLC, a Delaware limited liability company, Pure and the Company, and the transactions contemplated thereby (collectively, the “business combination”). Such registration statement, as so amended, being referred to herein as the “Registration Statement.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

HighPeak Energy, Inc.

January 10, 2020

The Registration Statement relates to the issuance of each of the following by the Company: (i) up to 47,396,000 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) issuable upon the completion of a merger contemplated as part of the business combination involving Pure; (ii) warrants to purchase 30,980,000 shares of common stock, par value $0.0001 per share, of the Company based on the maximum number of Pure’s public warrants and private placement warrants that will become warrants of the Company in connection with the business combination and the related amendment to Pure’s existing warrant agreement (“HighPeak Warrants”); and (iii) 30,980,000 shares of Company Common Stock subject to issuance upon exercise of the HighPeak Warrants (the shares of Common Stock so registered together with the HighPeak Warrants, the “Securities”).

In rendering the opinions set forth herein, we have read and examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the forms of each of the amended and restated certificate of incorporation of the Company and the amended and restated bylaws of the Company, (ii) the HPK Business Combination Agreement and (iii) the Grenadier Contribution Agreement, in each case, filed as an exhibit to the Registration Statement, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed, without independent investigation (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, facsimile, electronic or otherwise reproduced copies and (e) the authenticity of the originals of such latter documents.

We have also assumed that (a) the Pure stockholders will approve and adopt the Business Combination Agreements and the consummation of the business combination as contemplated thereby, (b) all Securities issued pursuant to the business combination will be issued in the manner described in the proxy statement/prospectus included in the Registration Statement and in accordance with the terms of the Business Combination Agreements, (c) all such Securities will be duly registered, as applicable, by the registrar for the Securities in the stock register maintained by such registrar and (d) prior to the issuance of any such Securities, the amended and restated certificate of incorporation of the Company will be and filed with the Secretary of State of the State of Delaware in the form thereof filed as an exhibit to the Registration Statement, and the amended and restated bylaws of the Company will be duly adopted in the form thereof filed as an exhibit to the Registration Statement.

Our opinions expressed herein are limited to the Delaware General Corporation Law, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Securities have been duly authorized and, when issued in accordance with the terms of the Business Combination Agreements, as applicable, will be validly issued, fully paid and nonassessable.

HighPeak Energy, Inc.

January 10, 2020

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in proxy statement/prospectus included in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/	Hunton Andrews Kurth LLP

Hunton Andrews Kurth LLP